UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2015
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On June 5, 2015, Qorvo, Inc. (the “Company”) and certain material domestic subsidiaries of the Company (the “Guarantors”) entered into the First Amendment to that certain Credit Agreement, dated as of April 7, 2015, by and between the Company, the Guarantors, Bank of America, N.A., as administrative agent, swing line lender, and L/C issuer, and a syndicate of lenders (the “Amendment”). The Amendment modifies the definition of a “Change of Control” in Section 1.01. The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of June 5, 2015 by and between Qorvo, Inc., certain of its material domestic subsidiaries, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, and a syndicate of lenders

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer and Secretary

Date:    June 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of June 5, 2015 by and between Qorvo, Inc., certain of its material domestic subsidiaries, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, and a syndicate of lenders